EXHIBIT 10.2

JOINDER TO REGISTRATION RIGHTS AGREEMENT AND LOCK-UP AGREEMENT

THIS JOINDER TO REGISTRATION RIGHTS AGREEMENT AND LOCK-UP AGREEMENT (this “Joinder and Lock-up Agreement”) is entered into as of September 11, 2024 (the “Effective Date”), by and among Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), and Harvest Small Cap Partners, L.P., a Delaware limited partnership, and Harvest Small Cap Partners Master, Ltd., a Cayman Islands exempted company (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

A. The Company and Fifth Wall Acquisition Sponsor III LLC, Color Up, LLC, HSCP Strategic III, L.P., Harvest Small Cap Partners, L.P., Harvest Small Cap Partners Master, Ltd., Bombe-MIC PREF, LLC, and the FWAC Sponsor Holders party thereto entered into that certain Registration Rights Agreement, dated as of August 25, 2023 (the “Registration Rights Agreement”; Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Registration Rights Agreement).

B. In connection with a loan (the “Loan”) from the Stockholders to the Company, as set forth in the Loan Agreement, dated as of the date hereof (the “Loan Agreement”), by and among the Company and the Stockholders, the Company shall issue 250,000 shares of Common Stock at the Effective Date (as defined in the Loan Agreement) and has committed to issue an additional 250,000 shares of Common Stock to the Stockholders in the event that the Company’s total borrowings under the Loan Agreement equal or exceed $15,000,000, in each case, in a private placement transaction exempt from the registration requirements of the Securities Act (the “Loan Shares”).

C. As a condition to the Loan, the Company agreed to grant the registration rights set forth in the Registration Rights Agreement with the respect to the Loan Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Registration Rights Agreement Joinder.

(a) On the Effective Date, each Stockholder hereby joins and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement, as a “Holder”.

(b) On the Effective Date, Company hereby acknowledges and agrees that the Stockholders shall be entitled to all of the benefits and rights of a “Holder” and the Loan Shares, if and when issued in accordance with the Loan Agreement, shall be “Registrable Securities” under the Registration Rights Agreement.

(c) Notwithstanding anything in this Joinder and Lock-up Agreement or the Registration Rights Agreement to the contrary, each Stockholder hereby agrees that the Company shall not be required to register the resale of the Loan Shares held by the Stockholder until the earlier of (i) the date the Company files a post-effective amendment to its registration statement on Form S-11 (File No. 333-274666) (the “Post-Effective Amendment”) following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024 and (ii) the thirtieth (30th) day after the Company is eligible to register for resale the Registrable Securities on a registration statement on Form S-3; provided that the Company shall file the Post-Effective Amendment no later than ten days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

(d) Each Stockholder hereby acknowledges that each such Stockholder has received and reviewed a complete copy of the Registration Rights Agreement, and agrees that upon execution of this Joinder and Lock-up Agreement, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto as, subject to the terms and conditions set forth in this Joinder and Lock-up Agreement.

2. Lock-Up.

(a) Each Stockholder hereby agrees not to Transfer (as defined below) any Loan Shares from and after the Effective Date and until the earlier of (i) the six (6) month anniversary of the date the Company is required to issue such Loan Shares to the Stockholders pursuant to the Loan Agreement, and (ii) the date after the Effective Date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity holdings of the Company for cash, securities or other property (clause (ii), a “Liquidity Event”, and such period, the “Lock-up Period”), provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Loan Shares owned by a Stockholder made in respect of a Permitted Transfer (as defined below); provided, further, that in any case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to the Company an agreement, in substantially the same form of this Joinder and Lock-Up Agreement, stating that the transferee is receiving and holding the Loan Shares subject to the provisions of this Joinder and Lock-Up Agreement applicable to the Stockholder, and there shall be no further Transfer of such Loan Shares except in accordance with this Joinder and Lock-Up Agreement. As used herein, “Transfer” shall mean (A) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction, including the filing of a registration statement, specified in clause (A) or (B). As used in this Joinder and Lock-Up Agreement, the term “Permitted Transfer” shall mean a Transfer made: (1) in the case of Stockholder being an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (2) in the case of Stockholder being an individual, by virtue of laws of descent and distribution upon death of Stockholder; (3) in the case of Stockholder being an individual, pursuant to a qualified domestic relations order; (4) by distributions from a Stockholder to its members, partners, or shareholders; (5) by virtue of applicable law or the Stockholder’s organizational documents upon liquidation or dissolution of Stockholder; (6) to any Affiliates (as defined in the Loan Agreement) of a Stockholder, (7) to any employees, officers, directors or members of a Stockholder or any Affiliates of a Stockholder, or (8) in connection with the pledge, hypothecation or other granting of a security interest in the Loan Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit, or in connection with any foreclosure or enforcement thereunder.

(b) If any Transfer is made or attempted contrary to the provisions of this Joinder and Lock-Up Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Loan Shares as one of its equity holders for any purpose.

(c) During the Lock-up Period, stop transfer orders shall be placed against the Loan Shares and each certificate or book entry position statement evidencing any Loan Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A JOINDER AND LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 11, 2024 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH JOINDER AND LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE STOCKHOLDER HEREOF UPON WRITTEN REQUEST.”

(d) The Company agrees to instruct its transfer agent to remove the above legend upon the expiration of a Lock-up Period. Each Stockholder agrees to deliver to the Company and its transfer agent all information and documents reasonably requested by the Company and the transfer agent to effect the legend removal and to permit the transfer of any Loan Shares following the end of the Lock-up Period, including an opinion of the Stockholder’s counsel if reasonably requested.

(e) For the avoidance of any doubt, (i) each Stockholder shall retain all of its rights as a stockholder of the Company during the Lock-up Period, including the right to vote, and to receive any dividends and other distributions in respect of, any Loan Shares, and (ii) the restrictions contained herein shall not apply to any shares of Common Stock or other securities of the Company acquired by a Stockholder in open market transactions or in any public or private capital raising transactions of the Company or otherwise to any shares of Common Stock (or other securities of the Company) other than the Loan Shares.

3. Miscellaneous.

(a) This Joinder and Lock-Up Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(b) This Joinder and Lock-Up Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to principles of conflicts of laws or choice of law of the State of Maryland or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of Maryland.

(c) If any provision of this Joinder and Lock-Up is in conflict with or inconsistent with any provision of the Registration Rights Agreement, this Joinder and Lock-Up Agreement shall control, as applicable.

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IN WITNESS WHEREOF, this Joinder and Lock-Up Agreement has been duly executed and delivered by the parties as of the Effective Date.

Mobile Infrastructure Corporation

By:	/s/ Manuel Chavez
Name:	Manuel Chavez
Title:	Chief Executive Officer

Harvest Small Cap Partners, L.P.

By:	/s/ Jeffrey Osher
Name:	Jeffrey Osher
Title:	Managing Member

Harvest Small Cap Partners Master, Ltd.

By:	/s/ Michael Moscuzza
Name:	/s/ Michael Moscuzza
Title:	Director